Exhibit 10.3

Form of Investor Rights Agreement

between

IAC/InterActiveCorp

and

Match Group, Inc.

[•], 2015

i

ii

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of [•], 2015, between IAC/InterActiveCorp, a Delaware corporation (“IAC”), and Match Group, Inc., a Delaware corporation (“Match”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article IV hereof or, if not defined therein, in the Transaction Agreement (as defined below).

RECITALS

WHEREAS, IAC currently owns all of the issued and outstanding capital stock of Match;

WHEREAS, Match plans to undertake an initial public offering of its common stock, par value $0.001 per share (the “Match Common Stock”) to the public pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

WHEREAS, in connection with such offering, the parties intend that Match grant to IAC certain rights, as provided for in this Agreement, following the offering; and

WHEREAS, this Agreement shall be void and of no force and effect until the occurrence of the “Effective Time” as defined in that certain Master Transaction Agreement (the “Transaction Agreement”) by and between Match and IAC dated as of [•], 2015, as may be amended from time to time, at which time this Agreement shall become effective.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

REGISTRATION RIGHTS

Section 1.1            Requested Registration.

(a)           Request for Registration.  Subject to the conditions set forth in this Section 1.1, if Match shall receive from IAC a written request signed by an authorized officer of IAC that Match effect the registration of all or any portion of the Registrable Securities (which request shall state the number of shares of Registrable Securities intended to be disposed of and the intended methods of disposition of such shares by IAC), Match shall, as soon as practicable, use its reasonable best efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

(b)           Limitations on Requested Registration.  Match shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.1:

(i)            Prior to the time set forth, or the earlier waiver, in the applicable “lock up” provisions of any agreement executed by IAC and the underwriters in connection with Match’s Initial Public Offering;

(ii)           In any twelve-month period, after Match has initiated three such registrations pursuant to this Section 1.1 (counting for these purposes only registrations that have been declared or ordered effective and pursuant to which securities have been sold); or

(iii)          If IAC proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.3 hereof.

(c)           Deferral.  If (i) in the good faith judgment of the Board of Directors of Match, the filing of a registration statement covering the Registrable Securities would be materially detrimental to Match due to the early disclosure of information relating to the business, financial condition or results of operation of Match that Match is not otherwise then obligated to disclose, (ii) the Board of Directors of Match concludes, as a result, that it is in the best interests of Match to defer the filing of such registration statement at such time, and (iii) Match furnishes to IAC a certificate signed by the Chairman of the Audit Committee of Match stating that in the good faith judgment of the Board of Directors of Match, it would be materially detrimental to Match for such registration statement to be filed in the near future and that it is, therefore, in the best interests of Match to defer the filing of such registration statement, then Match shall have the right to defer such filing for a period of not more than seventy-five (75) days after receipt of the request of IAC (or such shorter period such that the Board of Directors concludes in good faith is necessary); provided, however, that Match shall not defer its obligation in this manner more than once in any twelve-month period.

(d)           Underwriting.  If IAC intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise Match as a part of its request made pursuant to this Section 1.1.  In such event, the right of IAC to include all or any portion of its Registrable Securities in a registration pursuant to this Section 1.1 shall be conditioned upon IAC’s participation in an underwriting and the inclusion of IAC’s Registrable Securities to the extent provided herein.  If Match shall request inclusion in any registration pursuant to this Section 1.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.1, IAC may, in its sole discretion, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of Match or such other persons in such underwriting and the inclusion of Match’s and such person’s other securities of Match and their acceptance of the further applicable provisions of this ARTICLE I.  Match shall (together with IAC and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting.  IAC shall select the underwriter or underwriters for such registration.

(e)           Withdrawal of Request.  IAC may withdraw its request for registration pursuant to this Section 1.1 at any time.  If IAC does so, Match shall cease all efforts to secure registration and such registration nonetheless shall be deemed a registration for purposes of this Section 1.1 unless (i) the withdrawal is made following deferral pursuant to Section 1.1(c), (ii) the withdrawal is based on the reasonable determination of IAC that there has been, since the date of the registration request, a material adverse change in the business or prospects of Match, or (iii) IAC shall have paid or reimbursed Match for all of the reasonable out-of-pocket fees and expenses incurred by Match in connection with the withdrawn registration.

Notwithstanding any other provision of this Section 1.1, if the underwriters advise IAC in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows:  (i) first, to IAC; (ii) second, to Match; and (iii) third, to any other persons IAC has offered inclusion in the registration.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from Match, the underwriter or IAC.  The securities so excluded shall also be withdrawn from such registration.

Section 1.2            Company Registration.

(a)           Company Registration.  If Match shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 1.1, Section 1.3 or Section 1.4, the Initial Public Offering, a registration relating solely to employee benefit plans, a registration relating solely to the offer and sale of debt securities or a registration relating solely to a corporate reorganization or other Rule 145 transaction, Match shall:

(i)            promptly give written notice of the proposed registration to IAC; and

(ii)           use its reasonable best efforts to include in such registration (and any related qualification under state securities laws or other compliance), except as set forth in Section 1.2(b) below, and in any underwriting involved therein, all such Registrable Securities specified in any written request or requests made by IAC and received by Match within twenty (20) days after such written notice from Match is delivered.  Such written request may specify all or any portion of the Registrable Securities.

(b)           Underwriting.  If the registration of which Match gives notice is for a registered public offering involving an underwriting, Match shall so advise IAC as a part of the written notice given pursuant to Section 1.2(a)(i).  In such event, the right of IAC to registration pursuant to this Section 1.2 shall be conditioned upon IAC’s participation in such underwriting and the inclusion of IAC’s Registrable Securities in the underwriting to the extent provided herein.  If IAC proposes to distribute its securities through such underwriting it shall (together with Match) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by Match, provided that such underwriting agreement shall be subject to IAC’s written consent.

Notwithstanding any other provision of this Section 1.2, if the underwriters advise Match in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting.  Match shall so advise IAC, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows:  (i) first, to Match for securities being sold for its own account, and (ii) second, to IAC; and (iii) third, to any other holders of Match securities.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from Match or the underwriter.  The securities so excluded shall also be withdrawn from such registration.

(c)           Right to Terminate Registration.  Match shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not IAC has elected to include securities in such registration.  IAC shall also have the right to withdraw its request for inclusion of its Registrable Securities in the offering pursuant to this Section 1.2 at any time.

Section 1.3            Registration on Form S-3.  (a)    Request for Form S-3 Registration.  After its Initial Public Offering, Match shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms.  After Match has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this ARTICLE I and subject to the conditions set forth in this Section 1.3, if Match shall receive from IAC a written request that Match effect any registration on Form S-3 or any similar short form registration statement with respect to all or any portion of the Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by IAC), Match shall use its reasonable best efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

(b)           Deferral.  The provisions of Section 1.1(c) shall apply to any registration pursuant to this Section 1.3.

(c)           Underwriting.  If IAC requests registration under this Section 1.3 intending to distribute the Registrable Securities covered by its request by means of an underwriting, the provisions of Section 1.1(d) shall apply to such registration.  Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 1.3 shall not be counted as requested for registration or registrations effected pursuant to Section 1.1.

Section 1.4            Registration in Connection with Spin-Off.  In addition to the other rights provided for herein, Match agrees that if any Registrable Securities require registration with or approval of any governmental authority under any federal or state law before such Registrable Securities may be distributed to IAC stockholders, whether by dividend, recapitalization or other extraordinary transaction, or sold by such IAC stockholders thereafter without restriction under applicable law, Match shall cause such Registrable Securities to be duly registered or approved, as the case may be.  In addition, Match shall use its reasonable best efforts to list any shares of Match Common Stock required to be delivered upon any conversion, exchange or transfer of shares of its Class B common stock, par value $0.001 per share (the “Match Class B Common Stock”), prior to such delivery, on each national securities exchange or interdealer quotation system on which the outstanding Match Common Stock is listed at the time of such delivery.

Section 1.5            Expenses of Registration.  Except as contemplated by Section 1.1(e), all

Registration Expenses incurred in connection with registrations pursuant to Section 1.1, Section 1.2, Section 1.3 and Section 1.4 hereof shall be borne by Match; provided, however, that Match shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.1, Section 1.3 or Section 1.4 if the registration request is subsequently withdrawn at the request of IAC (unless such registration request is withdrawn at the request of IAC based upon material adverse information relating to Match that is different from the information known to IAC at the time of its request for registration).  All Selling Expenses relating to securities registered on behalf of IAC and any other holders of securities shall be borne by IAC and such other holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

Section 1.6            Registration Procedures.  In the case of each registration effected by Match pursuant to this ARTICLE I, Match shall keep IAC advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, Match shall use its reasonable best efforts to:

(a)           Keep such registration effective for a period ending on the earlier of the date that is one-hundred and twenty (120) days from the effective date of the registration statement or such time as IAC has completed the distribution described in the registration statement relating thereto;

(b)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 1.6(a) above;

(c)           Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as IAC may from time to time reasonably request;

(d)           Register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by IAC;

(e)           Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly (and in any event within 5 days thereafter) prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f)            Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Match for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to IAC and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of Match, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(g)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(i)            Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Match are then listed; and

(j)            In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.1 or Section 1.3 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Match Capital Stock; provided, however, that such underwriting agreement contains reasonable and customary provisions, and provided further, however, that IAC shall also enter into and perform its obligations under such an agreement.

Section 1.7            Indemnification.

(a)           To the extent permitted by law, Match will indemnify and hold harmless IAC, each of its officers, directors and partners, legal counsel, and accountants and each person controlling IAC within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this ARTICLE I, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on:  (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by Match of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to Match and relating to action or inaction required of Match in connection with any offering covered by such registration, qualification, or compliance, and

Match will reimburse IAC, each of its officers, directors, partners, legal counsel, and accountants and each person controlling IAC, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that Match will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to Match by IAC and stated by IAC to be specifically for use therein, any of IAC’s officers, directors, partners, legal counsel or accountants, any person controlling IAC, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided further, however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Match (which consent shall not be unreasonably withheld or delayed).

(b)           To the extent permitted by law, IAC will, if Registrable Securities held by IAC are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless Match, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of Match’s securities covered by such a registration statement, each person who controls Match or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:  (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Match and Match’s directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to Match by IAC and stated by IAC to be specifically for use therein; provided, however, that the obligations of IAC hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of IAC (which consent shall not be unreasonably withheld or delayed); and provided further, however, that in no event shall any indemnity under this Section 1.7 exceed the net proceeds from the offering received by IAC.

(c)           Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Disputes, controversies and claims hereunder shall be subject to the terms of Article 8 of the Transaction Agreement.

(f)                                   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 1.8                                    Information by IAC.  IAC shall furnish to Match such information regarding IAC and the distribution proposed by IAC as Match may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this ARTICLE I.

Section 1.9                                    Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, Match agrees to use its best efforts to:

(a)                                 Make and keep public information regarding Match available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by Match for an offering of its securities to the general public;

(b)                                 File with the Commission in a timely manner all reports and other documents required of Match under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)                                  So long as IAC owns any Restricted Securities, furnish to IAC promptly upon written request a written statement by Match as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by Match for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Match, and such other reports and documents so filed as IAC may reasonably request in availing itself of any rule or regulation of the Commission allowing IAC to sell any such securities without registration.

Section 1.10                             Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, Match shall not, without the prior written consent of a IAC, enter into any agreement with any holder or prospective holder of any securities of Match giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to IAC hereunder.  For these purposes, as to Form S-3 registration rights, pari passu and seniority shall refer to priority in underwriter cut-backs.

Section 1.11                             Termination of Registration Rights.  The right of IAC to request registration or inclusion in any registration pursuant to Section 1.1, Section 1.2 or Section 1.3 and the limitations on Match with respect to the granting of subsequent registration rights pursuant to Section 1.10 shall terminate on such date, on or after the closing of Match’s Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by IAC may immediately be sold under Rule 144 during any ninety (90)-day period.

ARTICLE II

ANTI-DILUTION

Section 2.1                                    Anti-Dilution Rights.(a)                   In the event that after the Initial Public Offering, Match issues or proposes to issue (other than to IAC and other than pursuant to an Excluded Issuance) any Match Capital Stock (including Match Capital Stock issued upon exercise, conversion or exchange of options, warrants and convertible securities (other than shares of Match Common Stock issued upon conversion of shares of Match Class B Common Stock))  (an “Additional Issuance”), IAC shall have the right (but not the obligation) to purchase or cause one or more members of the IAC Group to purchase for cash at a price per share equal to the Issue Price:

(i)                                     up to an amount of Match Voting Stock (allocated between Match Common Stock, Match Class B Common Stock, and any other class of Match Voting Stock then being issued in the same proportion as the Additional Issuance giving rise to the anti-dilution rights provided in this Article II, except to the extent that IAC opts to receive Match Common Stock in lieu of Match Class B Common Stock), as is necessary for the IAC Group to maintain (after giving effect to the Additional Issuance and any issuance of Match Voting Stock to the IAC Group pursuant to this Section 2.1(a)(i)) ownership of Match Voting Stock possessing Voting Power equal to the Voting Power possessed by Match Voting Stock owned by the IAC Group immediately prior to the Additional Issuance; provided that

(A)                               such Additional Issuance is with respect to Match Voting Stock; and

(B)                               either (1) such Additional Issuance is in excess of 1% of the aggregate Voting Power of shares of Match Voting Stock or (2) such Additional Issuance, together with any prior Additional Issuance(s) with respect to which IAC’s anti-dilution right was not exercisable as a result of this Section 2.1(a)(i)(B) exceeds 1% of the aggregate Voting Power of shares Match Voting Stock outstanding after giving effect to such Additional Issuance; or

(ii)                                  up to an amount of such class or classes of Match Non-voting Stock as is necessary for the IAC Group to maintain (after giving effect to the Additional Issuance and any issuance of Match Non-voting Stock to the IAC Group pursuant to this Section 2.1(a)(ii)) ownership of at least 80.1% of the issued and outstanding shares of each class of Match Non-voting Stock, without regard to whether the IAC Group owned any shares of such class of Match Non-voting Stock before such Additional Issuance; provided that such Additional Issuance is with respect to Match Non-voting Stock.

(b)                                 Match shall give immediate written notice (an “Issuance Notice”) to IAC that Match (x) has received notice of an intended exercise, conversion or exchange of options, warrants or convertible securities (other than shares of Match Common Stock issued upon conversion of shares of Match Class B Common Stock) or (y) otherwise intends to issue any Match Capital Stock (other than to IAC).  Such notice shall specify: (i) the class of Match Capital Stock to be issued, (ii) if such shares are of a class not previously issued, a description of the rights of such shares, (iii) the number of shares proposed to be issued, and (iv) the Issue Price (if known) per share.  IAC may exercise its rights to purchase Match Capital Stock pursuant to this Section 2.1 by sending an irrevocable written notice to Match (a “Purchase Election Notice”) not later than fifteen business days after receipt of an Issuance Notice (or, if later, two business days following the determination of the Issue Price) from Match that it elects to purchase or to cause one or more members of the IAC Group to purchase all or a portion of such Match Capital Stock (the “IAC Additional Shares”).  Match shall give immediate written notice to IAC in the event Match or any of its subsidiaries intends to issue (other than to IAC) any option, warrant, convertible security or other instrument convertible or exchangeable into Match Capital Stock, together with a description of the terms thereof and any other information reasonably requested by IAC, to enable IAC to determine whether the issuance of such instrument constitutes an issuance of Match Capital Stock.

(c)                                  So long as IAC sends a Purchase Election Notice on or prior to the effective date of the Additional Issuance (the “Additional Issuance Date”), but subject to the occurrence of the Additional Issuance, (i) the purchase of the IAC Additional Shares shall be effective, (ii) IAC (or such member of the IAC Group designated by IAC) shall be considered the owner of the IAC Additional Shares purchased pursuant to this Section 2.1 and (iii) IAC (or such member of the IAC Group designated by IAC) shall possess all incidents, benefits and burdens of ownership of such Match Capital Stock, including the right to appreciation in value, the risk of depreciation in value, the right to vote the shares, the right to dividends with respect to the shares, and the right to sell, pledge, hypothecate or otherwise dispose of such shares, in each case, as of immediately prior to the Additional Issuance.  As soon as possible, and in any event within three business days after the Additional Issuance Date, Match shall deliver to IAC (or such member of the IAC Group designated by IAC), against payment therefor, certificates (issued in the name of IAC or a member of the IAC Group) representing the shares of Match Capital Stock being purchased pursuant to Section 2.1. Payment for such shares shall be unconditionally owing by IAC (or a member of the IAC Group so designated) as of the Additional Issuance Date.

(d)                                 If a Purchase Election Notice is sent after the Additional Issuance Date, the closing of the purchase of IAC Additional Shares shall be the later of ten business days after the delivery of the Purchase Election Notice by IAC and five business days after receipt of any necessary regulatory approvals.

ARTICLE III

FUTURE TRANSACTIONS

Section 3.1                                    Future Transactions.  At any time after the Effective Date, if IAC advises Match that IAC intends dispose of all or a portion of its interest in Match (including by way of a distribution to IAC’s shareholders), Match agrees to cooperate and take all action reasonably requested by IAC to facilitate such a transaction.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                    Entire Agreement.  Subject to those applicable terms in the Ancillary Agreements referenced herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 4.2                                    Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

Section 4.3                                    Notices.  Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties at the following addresses:if to IAC:

IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Attention:  General Counsel
Fax:  (212) 632-9551

if to Match:

Match Group, Inc.
8300 Douglas Avenue

Suite 800

Dallas, TX 75225

Attention:  Chief Financial Officer

Fax: (917) 793-4497

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein.  Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested.  All other notices may also be sent by fax, confirmed by first class mail.  All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 4.4                                    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 4.5                                    Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors in interest, and, except for the indemnification rights in this Agreement of any Indemnified Party in its capacity as such, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void.  Any permitted assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall inure to the benefit of and be binding upon any permitted assignee.

Section 4.6                                    Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to either party hereto or any party thereto.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 4.7                                    Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise or waiver of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement or the exhibits or schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.8                                    Amendment.  No change or amendment shall be made to this Agreement or the exhibits or schedules attached hereto except by an instrument in writing signed on behalf of each of the parties hereto.

Section 4.9                                    Interpretation.  The headings contained in this Agreement, in any exhibit or schedule attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Any capitalized term used in any exhibit or schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement.  When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this

Agreement, unless otherwise indicated.

ARTICLE V

DEFINITIONS

The capitalized words and expressions and variations thereof used in this Agreement or in its schedules, unless a clearly inconsistent meaning is required under the context, shall have the meanings set forth below. Terms not defined below or elsewhere in this Agreement shall have the meaning set forth in the Transaction Agreement:

Section 5.1                                    “Ancillary Agreements” shall have the meaning set forth in the Transaction Agreement, except that the reference to this Agreement shall be replaced with a reference to the Transaction Agreement.

Section 5.2                                    “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of Match Capital Stock shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of Beneficial Ownership, (a) a Person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such Person (disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by Match or any Subsidiary thereof and (b) no Person shall be deemed to Beneficially Own any Equity Securities solely as a result of such Person’s execution of this Agreement, or with respect to which such Person does not have a pecuniary interest.

Section 5.3                                    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 5.4                                    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Section 5.5                                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

Section 5.6                                    “Excluded Issuance” shall mean any issuance of Match Capital Stock (i) in a Sale Transaction, or (ii) to an employee or independent contractor in connection with the performance of services by such person, which Match Capital Stock is “substantially nonvested” within the meaning of Section 83 of the Code and the Treasury Regulations promulgated thereunder and with respect to which no election pursuant to Section 83(b) of the Code is made (“Restricted Stock”), provided that for purposes of this definition and Section 2.1 of this Agreement any stock covered by the provisions of clause (ii) shall be deemed to have been issued for purposes of Section 2.1 of this Agreement on the date (the “Lapse Date”) on which it becomes “substantially vested” within the meaning of Section 83 of the Code and the Treasury Regulations promulgated thereunder.

Section 5.7                                    “Fair Market Value” for a security publicly traded in the over-the-counter market (on either NASDAQ-NMS or NASDAQ) or on a recognized exchange shall be the average closing price of such security for the three trading days ending on the applicable day (or, if such day is not a trading day, the trading day immediately preceding the applicable day), and for all other securities or property “Fair Market Value” shall be determined, by a nationally recognized investment banking firm which has not been engaged by Match or IAC or their respective Affiliates for the prior three years, selected by (i) Match and (ii) IAC; provided that, if Match and IAC cannot agree on such an investment banking firm within 10 business days, such investment banking firm shall be selected by a panel designated in accordance with the rules of JAMS, Inc..  The fees, costs and expenses of the JAMS, Inc. and the investment banking firm so selected shall be borne equally by Match and IAC.

Section 5.8                                    “Government Authority” shall mean any

federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

Section 5.9                                    “IAC Group” shall have the meaning set forth in the Transaction Agreement.

Section 5.10                             “Indemnified Party” shall have the meaning set forth in Section 1.7(d) hereto.

Section 5.11                             “Indemnifying Party” shall have the meaning set forth in Section 1.7(d) hereto.

Section 5.12                             “Initial Public Offering” shall mean the closing of Match’s first firm commitment underwritten public offering of Match Common Stock registered under the Securities Act.

Section 5.13                             “Issue Price” shall mean the price per share equal to (i) in connection with an underwritten offering of Match Capital Stock, the price at which the stock is offered to the public or other investors as reflected in the final prospectus for such offering, (ii) in connection with other sales of Match Capital Stock for cash, the cash price paid therefor, (iii) in connection with the vesting of Restricted Stock, the Fair Market Value of the stock on the Lapse Date (as defined in the definition of “Excluded Issuance” above), (iv) in connection with the issuance of Match Capital Stock as consideration in an acquisition by Match or any of its subsidiaries, the average of the Fair Market Value of the stock for the five trading days ending on the third trading day immediately preceding (a) the date upon which definitive agreements with respect to such acquisition were entered into to the extent the number shares of Match Capital Stock to be issued in such transaction is fixed on that date, or (b) such later date on which the consideration, or remaining portion thereof, issuable in such transaction becomes fixed, (v) in connection with a compensatory issuance of shares of Match Common Stock (other than Restricted Stock), the Fair Market Value of the Match Common Stock upon issuance, and (vi) in all other cases, including, without limitation, in connection with the issuance of Match Capital Stock pursuant to an option, warrant or convertible security (other than in connection with issuances described in clause (v) above), the Fair Market Value of the Match Capital Stock on the date of issuance.

Section 5.14                             “Match Capital Stock” shall mean common stock of Match, including the Match Common Stock, the Match Class B Common Stock, the Match Class C Common Stock and any other equity interest treated as stock of Match for U.S. federal income tax purposes.

Section 5.15                             “Match Non-Voting Stock” shall mean Match Class C Common Stock and any other class of Match Capital Stock that is not Match Voting Stock.

Section 5.16                             “Match Voting Stock” shall mean the Match Common Stock and the Match Class B Common Stock, and any other class of common stock or other equity interest in Match treated as voting stock of Match for U.S. federal income tax purposes. For the avoidance of doubt, Match Voting Stock does not include the Match Class C Common Stock.

Section 5.17                             “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

Section 5.18                             “Registrable Securities” shall mean (i) any and all shares of Match Capital Stock held by IAC and (ii) any Match Capital Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Match Capital Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

Section 5.19                             “Register,” “Registered” and “Registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

Section 5.20                             “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Match and one special counsel for IAC, state securities law fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for IAC and the compensation of regular employees of Match, which shall be paid in any event by Match.

Section 5.21                             “Restricted Securities” shall mean any Registrable Securities that have not been registered under the Securities Act.

Section 5.22                             “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

Section 5.23                             “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

Section 5.24                             “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

Section 5.25                             “Sale Transaction” shall mean the consummation of a merger, consolidation or amalgamation between Match and another entity (other than a Subsidiary of Match) in which Match is acquired by such other entity or a Person who controls such entity, or a sale of all or substantially all of the assets of Match to another entity, other than a Subsidiary of Match.

Section 5.26                             “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

Section 5.27                             “Selling Expenses”shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for IAC (other than the fees and disbursements of one special counsel to IAC included in Registration Expenses).

Section 5.28                             “Subsidiary” has the meaning set forth in the Transaction Agreement.

Section 5.29                             “Transaction Agreement” shall mean the Master Transaction Agreement between IAC and Match, dated as of [•], 2015.

Section 5.30                             “Voting Power” shall have the meaning ascribed to such term for purposes of Section 368(c) of the Code.

IN WITNESS WHEREOF, the parties have signed this Investor Rights Agreement effective as of the date first set forth above.

IAC/INTERACTIVECORP

By:
Name:
Title:

MATCH GROUP, INC.

By:
Name:
Title:

[Signature page to Investor Rights Agreement]